UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1 to Form 8-K)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

August 22, 2013

Date of Report

Date of earliest event reported

BLUCORA, INC.

(Exact name of Registrant as specified in its charter)

DELAWARE	000-25131	91-1718107
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

10900 N.E. 8th Street, Suite 800

Bellevue, Washington 98004

(Address of Principal Executive Offices)

425-201-6100

Registrant’s Telephone Number, Including Area Code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01	COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

On August 22, 2013, Blucora, Inc. (“Blucora” or the “Company”) filed a Current Report on Form 8-K under item 2.01 to report that it had completed the acquisition of Monoprice, Inc. (“Monoprice”), pursuant to the terms of the Stock Purchase Agreement dated as of July 31, 2013 described in, and filed with, the Form 8-K filed by Blucora on August 1, 2013. As a result of this acquisition, Blucora owns 100% of Monoprice, an online provider of self-branded electronics and accessories for both consumers and businesses. Monoprice generates revenue primarily through its website, www.monoprice.com. In that Form 8-K, Blucora stated that it would file the required historical and pro forma financial information by amendment, and this Form 8-K/A is being filed to provide that financial information.

Item 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(a) Financial statements of businesses acquired.

The unaudited financial statements for Monoprice, Inc. as of and for the six months ended June 30, 2013 and 2012 and the audited financial statements as of and for the years ended December 31, 2012 and 2011 are attached hereto as Exhibit 99.2 and are incorporated by reference herein.

(b) Pro forma financial information.

The following unaudited pro forma condensed combined consolidated financial statements of the Company consist of the Company’s historical consolidated statements of operations for the year ended December 31, 2012 and for the six months ended June 30, 2013 and condensed combined consolidated balance sheet as of June 30, 2013 and accompanying notes to unaudited pro forma condensed combined financial statements, to give effect to the acquisition of Monoprice by the Company (collectively, the “Unaudited Pro Forma Condensed Combined Consolidated Financial Statements”) on August 22, 2013. The unaudited pro forma condensed combined consolidated statements of operations are presented as if the acquisition of Monoprice by the Company occurred on January 1, 2012 and the unaudited pro forma condensed combined consolidated balance sheet is presented as if the acquisition of Monoprice by the Company occurred on June 30, 2013. The Unaudited Pro Forma Condensed Combined Consolidated Financial Statements are provided for informational purposes only and do not purport to reflect the results of operations that would have existed or occurred had such transaction taken place on the dates indicated, nor do they purport to reflect the financial condition or results of operations that will exist or occur in the future. The Unaudited Pro Forma Condensed Combined Consolidated Financial Statements should be read in conjunction with the Company’s unaudited historical consolidated financial statements and the notes thereto, included in its Quarterly Report on Form 10-Q as of and for the period ended June 30, 2013, its Quarterly Report on Form 10-Q as of and for the period ended March 31, 2013, and its Audited Annual Report on Form 10-K for the year ended December 31, 2012, and Monoprice’s historical unaudited consolidated financial statements for the six months ended June 30, 2013 and 2012 and its audited consolidated financial statements for the years ended December 31, 2012 and 2011 and the notes thereto, included in Exhibit 99.2 of this Form 8-K/A. As a result of this acquisition, Blucora owns 100% of Monoprice. The total acquisition consideration paid by Blucora is equal to $183.3 million, which was funded from available cash and is subject to a final working capital adjustment during the fourth quarter of 2013. The Unaudited Pro Forma Condensed Combined Consolidated Financial Statements present the acquisition of Monoprice, Inc. under the acquisition method of accounting, which reflects the allocation of the purchase price to the assets acquired and liabilities assumed based on their estimated fair value at the time of the merger. The Unaudited Pro Forma Condensed Combined Consolidated Financial Statements reflect the preliminary purchase price allocation based on the Company’s best estimate of the fair value of the assets acquired and liabilities assumed. The primary areas of the acquisition accounting that are not yet finalized relate to income and non-income based taxes, certain contingent liability matters, indemnification assets, and residual goodwill. The Company does not anticipate the final purchase price allocation to be materially different.

Blucora, Inc.

Unaudited Pro forma Condensed Combined Consolidated Balance Sheet

As of June 30, 2013

(Amounts in thousands)

	Blucora	Monoprice	Presentation Adjustment		Pro Forma Adjustments		Pro Forma
ASSETS
Current assets:
Cash and cash equivalents	$217,434	$4,466	$(1,205	)(A)	$—		$220,695
Short-term investments, available-for-sale	198,059	—	—		(183,319	)(1)	14,740
Accounts receivable, net	35,524	1,447	1,205	(A)	—		38,176
Other receivables, net	4,123	—	515	(B)	5,969	(2)	10,607
Inventories	—	24,976	—		147	(3)	25,123
Prepaid expenses and other current assets, net	7,185	2,222	(515	)(B)	360	(5)	9,252
Deferred income taxes	—	753	—		(753	)(6)	—

Total current assets	462,325	33,864	—		(177,596)		318,593
Property, plant, and equipment - at cost
Property and equipment, net	8,565	4,718	—		2,083	(7)	15,366
Goodwill	230,290	—	—		115,682	(8)	345,972
Other intangible assets, net	122,611	—	—		68,900	(9)	191,511
Other long term assets:
Security deposits	—	77	(77	)(C)	—		—
Other long-term assets, net	10,589	—	77	(C)	—		10,666

Total other long term assets	10,589	77	—		—		10,666
Total assets	$834,380	$38,659	$—		$9,069		$882,108

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$35,048	$12,547	$405	(D)	$—		$48,000
Accrued expenses	—	1,233	(1,233	)(E)	—		—
Other current liabilities	—	725	(725	)(E)	—		—
Accrued expenses and other current liabilities	17,802	—	1,553	(D)(E)	6,729	(10)(11)	26,084
Customer advances	—	19	(19	)(F)	—		—
Deferred revenue	2,938	—	19	(F)	1,185	(4)	4,142
Derivative instruments	10,627	—	—		—		10,627

Total current liabilities	66,415	14,524	—		7,914		88,853
Long term debt, net of discount	64,005	—	—		—		64,005
Convertible senior notes	179,882	—	—		—		179,882
Deferred tax liability	28,817	753	—		25,183	(12)	54,753
Deferred rent	—	226	(226	)(G)	—		—
Deferred revenue	2,626	—	—		—		2,626
Other long-term liabilities	1,916	—	226	(G)	(226	)(13)	1,916

Total liabilities	343,661	15,503	—		32,871		392,035
Stockholders’ equity:
Common stock	4	20	—		(20	)(14)	4
Additional paid-in capital	1,435,109	1,319	—		(1,319	)(14)	1,435,109
Accumulated deficit	(944,362)	21,817	—		(21,817	)(14)	(944,362)
	—	—	—		(646	)(11)	(646)
Accumulated other comprehensive income	(32)	—	—		—		(32)

Total stockholders’ equity	490,719	23,156	—		(23,802)		490,073

Total liabilities and stockholders’ equity	$834,380	$38,659	$—		$9,069		$882,108

See accompanying notes to unaudited condensed combined consolidated pro forma financial statements.

Blucora, Inc.

Unaudited Pro forma Condensed Combined Consolidated Statements of Operations

Six months ended June 30, 2013

(Amounts in thousands, except per share data)

	Blucora	Monoprice	Presentation Adjustment		Pro Forma Adjustments		Pro Forma
Revenues:
Service revenue	$282,519	$—	$—		$—		$282,519
Product revenue	—	68,189	—		—		68,189

Total revenues	282,519	68,189	—		—		350,708
Operating expenses:
Cost of revenues:
Service cost of revenue	148,655	—	—		—		148,655
Product cost of revenue	—	46,547	—		—		46,567

Total cost of revenues	148,655	46,547	—		—		195,222
Fulfillment costs	—	2,332	(2,332	)(H)	—		—
Selling, general and administrative	—	12,369	(12,369	)(H)	—		—
Engineering and technology	5,046	—	1,852	(H)	37	(17)	6,935
Sales and marketing	50,863	—	9,871	(H)	85	(17)	60,819
General and administrative	12,941	—	2,243	(H)(I)	283	(17)(19)(20)(21)	15,467
Depreciation	1,041	—	516	(H)	37	(22)	1,594
Amortization of intangible assets	6,337	—	—		4,797	(23)	11,134

Total operating expenses	224,883	61,248	(219)		5,239		291,151

Operating income	57,636	6,941	219		(5,239)		59,557
Other income (loss), net	(7,309)	(13)	(219	)(I)	(13	)(24)	(7,554)

Income before income taxes	50,327	6,928	—		(5,252)		52,003
Income tax expense	(18,313)	(3,363)	—		2,437	(25)	(19,241)

Net income	$32,014	$3,565	$—		$(2,817)		$32,762

Income per share:
Basic	$0.78						$0.80

Diluted	$0.75						$0.77

Weighted average shares outstanding:
Basic	40,981						40,981

Diluted	42,657						42,657

See accompanying notes to unaudited condensed combined consolidated pro forma financial statements.

Blucora, Inc.

Unaudited Pro forma Condensed Combined Consolidated Statements of Operations

Year ended December 31, 2012

(Amounts in thousands, except per share data)

	Blucora	Monoprice	Presentation Adjustment (3)		Pro Forma Adjustments (4)		Pro Forma
Revenues:
Service revenue	$406,919	$—	$—		$—		$406,919
Product revenue	—	118,791	—		(682	)(15)	118,109

Total revenues	406,919	118,791	—		(682)		525,028
Operating expenses:
Cost of revenues:
Service cost of revenues	267,451	—	—		—		267,451
Product cost of revenues	—	82,862	—		299	(16)	83,156

Total cost of revenues	267,451	82,862	—		299		350,612
Fulfillment costs	—	4,542	(4,542	)(H)	—		—
Selling, general and administrative	—	19,768	(19,768	)(H)	—		—
Engineering and technology	9,969	—	3,180	(H)	203	(17)	13,352
Sales and marketing	44,138	—	15,348	(H)	511	(17)	59,997
General and administrative	27,418	—	4,442	(H)(I)	2,340	(17)(18)(19)(20)	34,200
Depreciation	2,119	—	1,346	(H)	73	(22)	3,538
Amortization of intangible assets	11,619	—	—		9,593	(23)	21,212

Total operating expenses	362,714	107,172	6		13,019		482,911

Operating income	44,205	11,619	(6	)(I)	(13,701)		42,117
Other income (loss), net	(6,677)	334	6		(26	)(24)	(6,363)

Income before income taxes	37,528	11,953			(13,727)		35,754
Income tax expense	(15,002)	(4,644)	—		6,417	(25)	(13,229)

Net income	$22,526	$7,309	$—		$(7,310)		$22,525

Income per share:
Basic	$0.56						$0.56

Diluted	$0.54						$0.54

Weighted average shares outstanding:
Basic	40,279						40,279

Diluted	41,672						41,672

See accompanying notes to unaudited combined condensed consolidated pro forma financial statements.

BLUCORA, INC.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED CONSOLIDATED

FINANCIAL STATEMENTS

1. Basis of pro forma presentation.

On August 22, 2013, Blucora, Inc. (the “Company” or “Blucora”) completed the acquisition of Monoprice, Inc. (“Monoprice”) pursuant to the terms of the Stock Purchase Agreement dated as of July 31, 2013. As a result of the acquisition, Blucora owns 100% of Monoprice, an online provider of self-branded electronics and accessories for both consumers and businesses. Monoprice generates revenue primarily through its website, www.monoprice.com.

The accompanying Unaudited Pro Forma Condensed Combined Consolidated Financial Statements consist of the historical statements of operations of Blucora and Monoprice for the year ended December 31, 2012 and the six months ended June 30, 2013, and the historical balance sheets of Blucora and Monoprice as of June 30, 2013, with adjustments to reflect the acquisition of Monoprice by the Company, as described in “Note 3: Presentation adjustments” and “Note 4: Pro forma adjustments and assumptions”.

The historical results of operations and financial position of the Company have been derived from the Company’s Consolidated Financial Statements as previously reported in its Annual Report on Form 10-K as of and for the year ended December 31, 2012, and its Quarterly Reports on Form 10-Q as of and for the periods ended June 30, 2013. The historical information of Blucora has been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”).

The historical operating results and financial position of Monoprice have been derived from Monoprice’s historical unaudited consolidated financial statements of earnings for the six months ended June 30, 2013 and 2012, its unaudited consolidated balance sheet as of June 30, 2012, its audited consolidated financial statements of earnings for the years ended December 31, 2012 and 2011, and the notes thereto, included in Exhibit 99.2 of this Form 8-K/A.

The Unaudited Pro Forma Condensed Combined Consolidated Financial Statements are presented for illustrative purposes only and are not necessarily indicative of the financial position or operating results that would have been achieved had the acquisition been completed as of the dates indicated above or the results that may be attained in the future.

2. Acquisition of Monoprice.

The Company acquired Monoprice for $183.3 million, which was funded from available cash and is subject to a final working capital adjustment during the fourth quarter of 2013. The Unaudited Pro Forma Condensed Combined Consolidated Financial Statements present the acquisition of Monoprice, Inc. under the acquisition method of accounting, which reflects the allocation of the purchase price to the assets acquired and liabilities assumed based on their estimated fair value at the time of the merger. The Unaudited Pro Forma Condensed Combined Consolidated Financial Statements reflect the preliminary purchase price allocation based on the Company’s best estimate of the fair value of the assets acquired and liabilities assumed. The primary areas of the acquisition accounting that are not yet finalized relate to income and non-income based taxes, certain contingent liability matters, indemnification assets, and residual goodwill. The Company does not anticipate the final purchase price allocation to be materially different. The purchase price allocation and excess acquisition date fair value over net assets after giving effect to the Monoprice acquisition as if it had occurred as of June 30, 2013 is as follows (amounts in thousands):

Fair Value
Tangible assets acquired	$46,465
Liabilities assumed	(22,905)

Identifiable net assets acquired	$23,560

Fair value adjustments to intangible assets
Customer relationships	$30,900
Trade name	38,000

Fair value of intangible assets acquired	$68,900

Purchase price:
Cash paid	$183,319
Less identifiable net assets acquired	(23,560)
Plus deferred tax liability related to intangible assets	24,823
Less fair value of intangible assets acquired	(68,900)

Excess of purchase price over net assets acquired, allocated to goodwill	$115,682

The Company’s preliminary estimates of the economic lives of the acquired intangible assets are two years for the business-to-consumer customer relationships, seven years for business-to-business customer relationships, approximately six years for the personal property assets, and the trade name is estimated to have an indefinite-life. The Company plans to amortize the definite-lived intangible assets over their respective estimated lives. The pro forma adjustments (see “Note 4: Pro Forma Adjustments and Assumptions”) include the amortization of the intangible assets over their respective useful lives and stock-based compensation expense for equity awards granted to Monoprice’s employees upon acquisition. The purchase price in excess of the fair values of the net assets acquired and the identifiable intangible assets was allocated to goodwill. Goodwill and trade names are considered intangible assets with indefinite lives and will be tested for impairment at least annually, with the Company’s other indefinite lived assets.

3. Presentation adjustments.

Certain adjustments were made to conform the presentation of Monoprice’s historical balance sheet and statements of earnings in a manner consistent with the Company’s presentation. These adjustments did not impact Monoprice’s previously reported net earnings.

Presentation adjustments to the balance sheet:

(A)	To reclassify balances on merchant accounts from “Cash” to “Accounts receivable” per Blucora accounting policy.

(B)	To reclassify payment of estimated taxes from “Prepaids” to “Other receivables” per Blucora accounting policy.

(C)	To reclassify “Security deposits” to “Other long-term assets” for presentation purposes.

(D)	To reclassify credit card payables from “Accrued expenses” to “Accounts payable”.

(E)	To reclassify “Accrued expenses” and “Other current liabilities” to “Accrued expenses and other current liabilities” for presentation purposes.

(F)	To reclassify “Customer advances” to “Deferred revenue” for presentation purposes.

(G)	To reclassify “Deferred rent” to “Other long-term liabilities” for presentation purposes.

Presentation adjustments to the statements of operations:

(H)	To reclassify “Fulfillment costs” and “Selling, general and administrative expenses” into the following Blucora categories:

	Six months ended June 30, 2012	Year ended December 31, 2012
Engineering and technology	$1,852	$3,180
Sales and marketing	9,871	15,348
General and administrative	2,462	4,436
Depreciation	516	1,346

Total	$14,701	$24,310

(I)	To reclassify non-recurring, non-operating charges (including impairment of investments and gains or losses on asset disposals) from “General and administrative” to “Other income (loss), net”.

4. Pro forma adjustments and assumptions.

The pro forma adjustments reflected in the Unaudited Pro Forma Condensed Combined Consolidated Financial Statements represent estimated values and amounts based on available information and do not reflect cost savings that management believes would have resulted had the acquisition been completed as of the dates indicated above. For purposes of this pro forma information, the U.S. federal statutory tax rate of 37 percent has been used for all periods presented. This rate is an estimate and does not take into account any possible future tax events that may result for the ongoing combined company. Had the results of Monoprice’s operations been included in the Company’s U.S. federal consolidated return for the periods presented, the Company would have been able to offset Monoprice’s U.S taxable income against the Company’s net operating loss carryforwards. The unaudited condensed combined consolidated pro forma balance sheet reflects the acquisition using the acquisition method as of June 30, 2013.

Pro forma adjustments to the balance sheet:

(1)	To record the cash consideration transferred to former Monoprice shareholders.

(2)	To record tax receivable for net operating losses derived from excess stock-based compensation deductions as a result of the acquisition.

(3)	The following entries were recorded to inventory:

To reflect the accounting policy change related to amounts capitalized into inventory (to include only freight costs):

Cr. Inventory	$(1,227)

To reflect the accounting policy change related to revenue recognition at delivery vs. at shipment:

Dr. Inventory	$1,075

To reflect the fair value adjustment to inventory as a result of acquisition accounting:

Dr. Inventory	$299

(4)	The following entries were recorded to deferred revenue:

To reflect the accounting policy change related to revenue recognition at delivery vs. at shipment:

Cr. Deferred revenue	$1,867

To reflect the fair value adjustment to deferred revenue as a result of acquisition accounting:

Dr. Deferred revenue	$(682)

(5)	To record the fair value of the favorable lease asset at the acquisition date.

(6)	To record deferred tax assets upon acquisition.

(7)	To remeasure acquired property and equipment at fair value, including remeasurement of internally developed software.

(8)	To record goodwill.

(9)	To record the fair value of identifiable intangible assets as follows (in thousands):

Customer relationships B2C	$14,500
Customer relationships B2B	16,400
Trade name/trademark	38,000

Total	$68,900

(10)	To record tax refunds payable to former Monoprice shareholders.

(11)	To record non-recurring transaction costs incurred by the Company in connection with the acquisition.

(12)	To record an adjustment to deferred tax liabilities upon acquisition.

(13)	To write-off Monoprice’s deferred rent at acquisition.

(14)	To record the elimination of Monoprice’s historical stockholders’ equity.

Pro forma adjustments to the statements of operations:

(15)	To record the decrease in revenue due to the remeasurement of acquired deferred revenue at fair value.

(16)	To record the increase in cost of revenue due to the remeasurement of acquired inventory at fair value.

(17)	To record the difference between Monoprice’s historical stock-based compensation expense and the estimated stock-based compensation expense as if the acquisition had occurred on January 1, 2012.

(18)	To record the vesting and recognition of performance stock-based compensation triggered by the acquisition of Monoprice.

(19)	To record deferred transaction consideration arising from acquisition agreements.

(20)	To record the amortization of the favorable lease contract asset established upon purchase accounting. The asset represents the difference between the fair value and minimum lease obligations under outstanding leases acquired.

(21)	To eliminate acquisition-related transaction costs of $301,000 and $52,000 that were incurred by the Monoprice and the Company, respectively in the six months ended June 30, 2013.

(22)	To record the difference between Monoprice’s historical depreciation expense and the estimated depreciation expense based upon the remeasurement of the related property and equipment to fair value.

(23)	To record the amortization expense related to the intangible assets acquired.

(24)	To record the elimination of interest income related to the cash consideration paid in connection with the acquisition.

(25)	To apply a statutory tax rate of 37% to the combined consolidated results of operations.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 5, 2013

BLUCORA, INC.

By:	/s/ Eric M. Emans
Eric M. Emans
Chief Financial Officer

EXHIBIT INDEX

Exhibit No	Description

23.1	Consent of Independent Public Accountants.

99.1*	Press release issued on August 22, 2013.

99.2	Monoprice, Inc.’s Unaudited Consolidated Financial Statements as of June 30, 2013 and for the six months ended June 30, 2013 and 2012, and Audited Consolidated Financial Statements as of and for the years ended December 31, 2012 and 2011.

*	Previously filed.